EXHIBIT 21

Subsidiaries of Cabot Corporation

Subsidiary	State/Jurisdiction of Incorporation

Cabot Argentina S.A.I.C.	Argentina
Cabot Specialty Fluids S.A.	Argentina
Cabot Australasia Pty. Ltd.	Australia
Cabot Australasia Investments Pty. Ltd.	Australia
Cabot Plastics Belgium S.A.	Belgium
Specialty Chemicals Coordination Center, S.A.	Belgium
Cabot (Bermuda) Ltd.	Bermuda
Cabot Brasil Industria e Comércio Ltda.	Brazil
Tantalum Mining Corp. of Canada Ltd.	Manitoba, Canada
Coltan Mines Limited	Manitoba, Canada
Cabot Finance N.B. LP	New Brunswick, Canada
Cabot Canada Ltd.	Ontario, Canada
Cabot Plastics Hong Kong Limited	China
Shanghai Cabot Chemical Company Ltd.	China
Cabot Trading (Shanghai) Company Ltd.	China
Cabot (China) Limited	China
Cabot Bluestar Chemical (Jiangxi) Co., Ltd.	China
Cabot Chemical (Tianjin) Co., Ltd.	China
Cabot Performance Products (Tianjin) Co., Ltd.	China
Cabot Colombiana S.A.	Colombia
CS Cabot spol, s.r.o.	Czech Republic
Cabot France S.A.S.	France
United Chemical France S.A.S.	France
Cabot Europa, G.I.E.	France
Cabot GmbH	Germany
Cabot Holdings I GmbH	Germany
Cabot Holdings II GmbH	Germany
Cabot Nanogel GmbH	Germany
Cabot India Limited	India
P.T. Cabot Indonesia	Indonesia
Cabot Italiana S.p.A.	Italy
Aizu Holdings K.K.	Japan
Cabot Japan K.K.	Japan
Cabot Supermetals K.K.	Japan
Cabot Korea Y.H.	Korea
Cabot Luxembourg Holdings S.a.r.l.	Luxembourg
Cabot Luxembourg Investments S.a.r.l.	Luxembourg
Cabot Luxembourg Finance S.a.r.l.	Luxembourg
Cabot Elastomer Composites Sdn Bhd.	Malaysia
Cabot Materials Research Sdn Bhd.	Malaysia
CMHC, Inc.	Mauritius
Cabot S.A.	Spain
Cabot International GmbH	Switzerland
Cabot B.V.	The Netherlands

Subsidiary	State/Jurisdiction of Incorporation
Cabot Finance B.V.	The Netherlands
Black Rose Investments Limited	British Virgin Islands
Dragón Verde Investments Limited	British Virgin Islands
AHB Investments Limited	British Virgin Islands
HDF Investments Limited	British Virgin Islands
Ramaai Holdings Limited	British Virgin Islands
Botsel Limited	United Kingdom (England)
Cabot Carbon Limited	United Kingdom (England)
Cabot G.B. Limited	United Kingdom (England)
Cabot Plastics Limited	United Kingdom (England)
Cabot U.K. Limited	United Kingdom (England)
Cabot UK Holdings Limited	United Kingdom (England)
Cabot UK Holdings II Limited	United Kingdom (England)
Cabot UK Holdings III Limited	United Kingdom (England)
Cabot Specialty Fluids Limited	United Kingdom (Scotland)
Cabot Specialty Fluids North Sea Limited	United Kingdom (Scotland)
BCB Company	Delaware, United States
Cabot Asia Investment Corporation	Delaware, United States
Cabot Ceramics, Inc.	Delaware, United States
Cabot Corporation Foundation, Inc.	Massachusetts, United States
Cabot CSC Corporation	Delaware, United States
Cabot Europe Limited	Delaware, United States
Cabot Holding LLC	Delaware, United States
Cabot Insurance Co. Ltd. (Vermont)	Vermont, United States
Cabot International Limited	Delaware, United States
Cabot International Capital Corporation	Delaware, United States
Cabot International Services Corporation	Massachusetts, United States
Cabot Specialty Chemicals, Inc.	Delaware, United States
Cabot Specialty Fluids, Inc.	Delaware, United States
CDE Company	Delaware, United States
Energy Transport Limited	Delaware, United States
Cabot US Finance LLC	Delaware, United States
Cabot US Investments LLC	Delaware, United States
Kawecki Chemicals, Inc.	Delaware, United States
Representaciones 1, 2 y 3 C.A.	Venezuela
Valores Ramaai C.A.	Venezuela